EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 33-74692 on Form S-8 of our report dated June 27, 2005, appearing in the Annual Report on Form 11-K of The Men’s Wearhouse, Inc. 401(k) Savings Plan for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP

Houston, Texas
June 27, 2005